UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 473-8055

Aerpio Pharmaceuticals, Inc.

c/o 10663 Loveland-Madeira Road #168

Loveland, OH 45140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

On August 26, 2021, the Company (as defined in Item 2.01 below) entered into a contingent value rights agreement (the “CVR Agreement”) with Cheryl Cohen, as Holder Representative (as defined in the CVR Agreement), and American Stock Transfer & Trust Company, LLC, as Rights Agent (as defined in the CVR Agreement), in accordance with the terms of the Merger Agreement (as defined in Item 2.01 below). Pursuant to the CVR Agreement, each holder of Aerpio (as defined in Item 2.01 below) common stock as of immediately prior to the effective time of the Merger (as defined in Item 2.01 below) is entitled to one contingent value right (“CVR”) for each outstanding share of Aerpio common stock held by such stockholder as of immediately prior to the effective time of the Merger (less applicable withholding taxes), each representing the right to receive contingent payments upon the occurrence of certain events set forth in, and subject to and in accordance with, the terms and conditions of the CVR Agreement. Each CVR entitles the holder thereof to receive 90% of the net proceeds (calculated as gross consideration minus certain permitted deductions), if any, under the CVR covered agreements. The CVRs are not transferable, except in certain limited circumstances as provided in the CVR Agreement, are not certificated or evidenced by any instrument and are not registered with the U.S. Securities and Exchange Commission (the “SEC”) or listed for trading on any exchange.

A more complete summary of the terms of the CVR Agreement is set forth in the Proxy Statement in the section titled “Agreement Related to the Merger—CVR Agreement” beginning on page 167 of the Proxy Statement. That summary and the foregoing description are not complete and are qualified in their entirety by reference to the full text of the CVR Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 26, 2021, Aadi Bioscience, Inc. (the “Company”) (formerly known as Aerpio Pharmaceuticals, Inc., or “Aerpio”) completed its business combination with Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc., or “Aadi”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated May 16, 2021, by and among the Company, Aspen Merger Subsidiary, Inc. (“Merger Sub”) and Aadi (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Aadi, with Aadi surviving as a wholly owned subsidiary of the Company (the “Merger”). In addition, the PIPE Investors (as defined below) purchased an aggregate of 11,852,863 shares of Common Stock concurrently with the closing of the Merger for an aggregate purchase price of $155,000,0000 (collectively, the “PIPE Financing”) pursuant to the Subscription Agreement dated May 16, 2021 (the “Subscription Agreement”) with the purchasers named therein (the “PIPE Investors”). In connection with the PIPE Financing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the PIPE Investors which provides the PIPE Investors with certain registration rights that require the Company to file a Registration Statement on Form S-3 with the SEC within 30 days after the closing of the PIPE Financing for the purposes of registering the resale of the shares issued to the PIPE Investors.

Also, on August 26, 2021, in connection with and immediately prior to the effective time of the Merger (the “Effective Time”), the Company effected a reverse stock split of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio of 15:1 (the “Reverse Stock Split”), and changed its name from “Aerpio Pharmaceuticals, Inc.” to “Aadi Bioscience, Inc.” (the “Name Change”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Aadi, a clinical-stage, biopharmaceutical company focused on precision therapies for genetically-defined cancers with alteration in mTOR pathway genes.

Under the terms of the Merger Agreement, the Company issued shares of its Common Stock to Aadi’s stockholders, at an exchange ratio of 0.3172 shares of Common Stock (taking into account the Reverse Stock Split), in exchange for each share of Aadi common stock outstanding as of the Effective Time (including the shares of common stock issuable upon conversion of all shares of preferred stock and convertible notes prior to the Effective Time). The Company also assumed all of the stock options issued and outstanding under the Aadi Amended and Restated 2014 Equity Incentive Plan, as amended, (the “Aadi Plan”) and issued and outstanding stock options of Aadi, with such stock options henceforth representing the right to purchase a number of shares of Common Stock equal to 0.3172 multiplied by the number of shares of Aadi’s common stock previously represented by such stock options immediately prior to the closing of the Merger.

Immediately following the Effective Time and after giving effect to the PIPE Financing, there were approximately 20.8 million shares of Common Stock outstanding (post Reverse Stock Split). Immediately following the Effective Time and after giving effect to the PIPE Financing, the former Aadi stockholders owned approximately 29.2% of the outstanding shares of Common Stock, on a fully-diluted basis, the Company’s stockholders immediately prior to the Merger, whose shares of Common Stock remain outstanding after the Merger, owned approximately 15.2% of the outstanding shares of Common Stock, on a fully-diluted basis, and the PIPE Investors owned approximately 55.6% of the outstanding shares of Common Stock, on a fully-diluted basis.

The issuance of the shares of Common Stock to the former stockholders of Aadi and the PIPE Investors were exempt from registration with the SEC pursuant to Rule 506 of Regulation D. The issuance of the shares of Common Stock (i) to the former holders of Aadi common stock and to the PIPE Investors will be registered with the SEC on a Registration Statement on Form S-3 and (ii) to holders of stock options issued, or to be issued, under the Aadi Plan will be registered with the SEC on a Registration Statement on Form S-8.

The Common Stock, which was previously listed on the Nasdaq Capital Market (“Nasdaq”) and traded through the close of business on August 26, 2021, under the ticker symbol “ARPO,” will commence trading on the Nasdaq Capital Market on a post-Reverse Stock Split adjusted basis, under the ticker symbol “AADI” on August 27, 2021. The Common Stock has a new CUSIP number, 00032Q 104.

The foregoing description of the Merger Agreement, the Subscription Agreement, the Registration Rights Agreement, the Reverse Stock Split and the Name Change do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2021, the full text of the Subscription Agreement that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2021, the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 hereto, and is incorporated herein by reference, and the amended and restated certificate of incorporation to effect the Reverse Stock Split and the Name Change, a copy of which is attached as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement and the Subscription Agreement, the Company issued shares of Common Stock, options to purchase shares of Common Stock. The nature of the transaction and the nature and amount of consideration received by the Company are described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K regarding the Reverse Stock Split is incorporated by reference herein.

As previously disclosed, at a special meeting of the Company’s stockholders held on August 17, 2021 (the “Special Meeting”), the Company’s stockholders approved an amendment to the certificate of incorporation of the Company to effect the Reverse Stock Split.

On August 26, 2021, in connection with the Merger and effective upon filing, immediately prior to the Effective Time, the Company filed its amended and restated certificate of incorporation to effect the Reverse Stock Split and the Name Change. As of the opening of trading on Nasdaq on August 27, 2021, the Common Stock will begin to trade on a Reverse Stock Split-adjusted basis.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 15 shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. Immediately following the Reverse Stock Split, the Merger and the PIPE Financing, there were approximately 20.8 million shares of Common Stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the amended and restated certificate of incorporation of the Company, each stockholder who would otherwise be entitled to a fraction of a share of Common Stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fractional shares to which the stockholder would otherwise be entitled multiplied by $32.71, the average last reported sales price of Common Stock at 4:00 p.m., Eastern Time, end of regular trading hours on Nasdaq during the ten consecutive trading days ending on August 25, 2021, the trading day prior to the date the amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware (calculated after giving effect to the Reverse Stock Split).

In accordance with the amended and restated certificate of incorporation of the Company, no corresponding adjustment was made with respect to the Company’s authorized Common Stock or preferred stock. The Reverse Stock Split has no effect on the par value of the Common Stock or preferred stock of the Company. Immediately after the Reverse Stock Split, prior to giving effect to the Merger, each stockholder’s percentage ownership interest in the Company and proportional voting power remained unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

The foregoing description of the amended and restated certificate of incorporation of the Company to effect the Reverse Stock Split is not complete and is subject to and qualified in its entirety by reference to the amended and restated certificate of incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, each of the directors of the Company who would not be continuing as directors after the completion of the Merger resigned from the Board of Directors of the Company (the “Board”) and any respective committees of the Board to which they belonged as of the closing of the Merger. In connection with the Merger, the size of the Board post-Merger was set at a total of seven directors. Pursuant to the terms of the Merger Agreement, three of such directors were designated by the Company pre-Merger, three of such directors were designated by Aadi and one director was to be mutually agreed upon by the Company and Aadi.

In accordance with the Merger Agreement, on August 26, 2021, immediately prior to the effective time of the Merger, Joseph Gardner, Ph.D., Steven Prelack, Pravin Dugel, M.D. and Cheryl Cohen resigned from the Board and any respective committees of the Board to which they belonged.

Following such resignations and effective as of the Effective Time, the following individuals were appointed to the following classes of the Board, to serve until the next annual meeting of stockholders at which the members of such director’s class are to stand for election (subject to the Company’s amended and restated bylaws) or until such director’s earlier death, resignation or removal or until such director’s successor is duly elected and qualified:

Director	Class

Caley Castelein, M.D. (Chair)	Class I

Neil Desai, Ph.D.	Class I

Anupam Dalal, M.D.	Class II

Karin Hehenberger, M.D., Ph.D.	Class II

Behzad Aghazadeh, Ph.D.	Class III

Richard Maroun	Class III

The seventh board seat for a Class III director will remain vacant until such time as the Board elects a new member or chooses to eliminate the seat.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on August 26, 2021, effective as of the Effective Time, Joseph Gardner, Ph.D., Steven Prelack, Pravin Dugel, M.D. and Cheryl Cohen resigned from the Board and any respective committees of the Board on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Termination of Executive Officers

Also, pursuant to the Merger Agreement, on August 26, 2021, effective as of the Effective Time, the Company terminated the employment of Joseph Gardner, Ph.D., the Company’s Principal Executive Officer, and Regina Marek, the Company’s Vice President, Principal Financial and Accounting Officer. In connection with the termination of their employment, such officers resigned from all of the positions they held with the Company and its subsidiaries. Ms. Marek will continue to serve as a consultant to the Company.

Appointment of Officers

Effective as of the Effective Time, the Board appointed Neil Desai, Ph.D., as the Company’s President, Chief Executive Officer and Secretary and Lance Thibault as the Company’s interim Chief Financial Officer. There are no family relationships among any of the Company’s directors and executive officers.

Neil Desai, Ph.D.

Dr. Desai, aged 56, is the founder of Aadi and has served as Aadi’s President, Chief Executive Officer and Chairman of Aadi’s board of directors since Aadi’s founding in October 2011. From October 2010 to October 2016, Dr. Desai served as Vice President, Strategic Platforms at Celgene Corporation (now Bristol Myers Squibb), a global biopharmaceutical company. Prior to Celgene, Dr. Desai served as Senior Vice President, Global Research and Development at Abraxis BioScience, Inc., a biotechnology company, from November 2008 until Abraxis BioScience was acquired by Celgene Corporation in October 2010 and as Vice President, Research & Development at Abraxis BioScience from March 1999 to October 2008. Dr. Desai has also previously served in positions of increasing seniority at American BioScience, Inc. and its predecessor companies. Dr. Desai holds a M.S and Ph.D. in Chemical Engineering from the University of Texas at Austin, and a B.S. in Chemical Engineering from the University Institute of Chemical Technology in Mumbai, India. We believe Dr. Desai is qualified to serve as a director based on his leadership track record, broad experience in the life sciences industry, and his service as Aadi’s President and Chief Executive Officer.

Lance Thibault

Mr. Thibault, aged 55, has served as Interim Chief Financial Officer of Aadi since July 2021. Since January 2014, Mr. Thibault has served as managing director of Danforth Advisors, LLC providing operational, financial and strategic services at a number of private and public pharmaceutical and biotechnology companies, including from February 2017 to April 2018, Mr. Thibault served as Acting Chief Financial Officer of Pieris Pharmaceuticals, Inc (NASDAQ: PIRS), a clinical-stage biotechnology company, and from April 2015 to August 2016, Mr. Thibault’s served as Interim Chief Financial Officer of Proteostasis Therapeutics, Inc. (NASDAQ: PTI). Prior to 2010, Mr. Thibault was Chief Financial Officer and Treasurer of deCODE genetics, Inc. (NASDAQ: DCGN), and a director at PricewaterhouseCoopers LLP. Mr. Thibault is a C.P.A. and received his B.S. in Accountancy from Bentley University.

Agreements with Dr. Desai and Mr. Thibault

Aadi and Dr. Desai are currently party to an amended and restated executive employment agreement, dated as of August 26, 2021 (referred to as the “Desai Employment Agreement”). Dr. Desai’s employment under the Desai Employment Agreement is at will and may be terminated at any time by Aadi or him. The Desai Employment Agreement provides for Dr. Desai’s position as chief executive officer of Aadi, an initial annual base salary equal to $600,000, eligibility for a discretionary annual bonus of up to 60% of annual base salary, eligibility to receive equity awards under the Company’s incentive plans or other arrangements, subject to the discretion of the Board or its authorized committee, and entitlement to participate in benefit plans that are generally available to Aadi’s executive employees. Pursuant to the Desai Employment Agreement, in the event that Dr. Desai’s employment is terminated by Aadi without “cause” or by Dr. Desai for “good reason” in the period commencing 3 months prior to and ending 12 months after a “change in control,” then subject to Dr. Desai’s execution and non-revocation of a general release and separation agreement in favor of Aadi and its affiliates, (i) Aadi will provide Dr. Desai with a lump sum payment equal to 150% of the sum of his annual base salary and his target bonus for the fiscal year in which the termination occurs, (ii) Dr. Desai will be eligible for Company-paid COBRA coverage for a period of 18 months from the date of termination, and (iii) 100% of his unvested equity awards outstanding as of such termination will become vested. Pursuant to the Desai Employment Agreement, in the event that Dr. Desai’s employment is terminated by Aadi without “cause” or by Dr. Desai for “good reason” other than within the period described above, (i) Aadi will provide Dr. Desai with salary continuation payments equal to his then applicable base salary for 12 months following his termination of employment, (ii) an amount equal to the sum of all performance bonuses paid to Dr. Desai for Aadi’s fiscal year immediately preceding the fiscal year in which his termination of employment occurred, paid in equal installments over 12 months, (iii) Company-paid COBRA coverage for a period of up to 18 months, and (iv) in the event such termination occurs on or prior to August 26, 2022, 100% of his unvested equity awards outstanding as of such termination will become vested. In addition, Dr. Desai is subject to confidentiality and intellectual property assignment obligations.

On July 20, 2021, Aadi entered into a consulting agreement with Danforth Advisors, LLC, where Mr. Thibault is a consultant, providing for the engagement of Mr. Thibault as interim chief financial officer (the “Danforth Agreement”). Pursuant to the Danforth Agreement, Mr. Thibault will be responsible for the Company’s accounting and finance functions and will serve as its principal financial officer and principal accounting officer. Mr. Thibault is providing services to the Company under the Danforth Agreement as an independent contractor. The Danforth Agreement may be terminated by the Company or Danforth (a) with “cause”, immediately upon written notice to the other party or (b) without “cause” upon 60 days prior written notice to the other party.

Pursuant to the Danforth Agreement, Danforth will receive cash compensation at a rate of $400.00 per hour for Mr. Thibault’s services as interim chief financial officer, which rate may be increased by up to 4%, beginning effective July 20, 2022. In addition, the Danforth Agreement provides that Danforth will be reimbursed for all reasonable out-of-pocket business expenses, including but not limited to travel and parking, incurred by Danforth in performing the services under the Danforth Agreement, upon submission by Danforth of supporting documentation reasonably acceptable to the Company.

The foregoing descriptions of the Desai Employment Agreement and Danforth Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Desai Employment Agreement and Danforth Agreement, respectively, filed as Exhibits 10.4 and 10.5 hereto, and incorporated herein by reference.

The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Company’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02. The newly appointed non-employee directors are expected to receive compensation and equity awards pursuant to the Company’s non-employee director compensation policy approved by the Board. This includes an annual cash retainer for serving on the Board ($40,000), as a member ($8,000) or chair ($20,000) of the audit committee of the Board (the “Audit Committee”), as a member ($6,000) or chair ($12,000) of the compensation committee of the Board (the “Compensation Committee”), or as a member ($4,500) or chair ($9,000) of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”). In addition, each of the newly appointed non-employee directors will receive an initial grant of a stock option to purchase shares of Common Stock with a grant date fair value (as determined in accordance with U.S. generally accepted accounting principles) equal to $325,000. The stock option will vest as to 1/36th of the total number of shares on each monthly anniversary of the grant date, subject to each newly appointed director’s continued service through the applicable vesting date. In the event of a change in control (as defined in the 2021 Plan (as defined below)), the stock option will vest in full.

Dr. Desai, a newly appointed member of the Board and President, Chief Executive Officer and Secretary, is a founder of Aadi and as a result of the Merger received rights to approximately 2,558,791 shares of Common Stock of the Company in exchange for common stock of Aadi that Dr. Desai held immediately prior to the Merger and options to purchase approximately 39,650 shares of Common Stock of the Company in exchange for options to purchase Aadi common stock under the Aadi Plan.

Dr. Aghazadeh, a newly appointed member of the Board, also serves as Managing Partner and Portfolio Manager of Avoro Capital Advisors (“Avoro”). Avoro currently holds more than 10% of the Company’s outstanding Common Stock. As a result of the PIPE Financing, Avoro received, in the aggregate, rights to approximately 1,911,752 shares of Common Stock of the Company in exchange for an aggregate purchase price of approximately $25,000,000.

Audit Committee

Effective as of the Effective Time, Caley Castelein, M.D., Karin Hehenberger, M.D., Ph.D. and Rick Maroun were appointed to the Audit Committee, and Dr. Castelein was appointed as the chair of the Audit Committee.

Compensation Committee

Effective as of the Effective Time, Caley Castelein, M.D., Anupam Dalal, M.D. and Rick Maroun were appointed to the Compensation Committee, and Mr. Maroun was appointed as the chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Effective as of the Effective Time, Anupam Dalal, M.D., Behzad Aghazadeh, Ph.D., and Karin Hehenberger, M.D., Ph.D. were appointed to the Nominating and Corporate Governance Committee, and Dr. Dalal was appointed as the chair of the Nominating and Corporate Governance Committee.

Caley Castelein, M.D., Director and Chair

Dr. Castelein has served on Aerpio’s board of directors since March 2017. Dr. Castelein is the Founder and has been a Managing Director for Kearny Venture Partners since 2006. Dr. Castelein is also the Founder and has been the Managing Director for KVP Capital since 2013. He is a director for ViewRay, Boreal and Newbridge Pharmaceuticals. Previously, Dr. Castelein served on the board of directors of Alivecor from April 2015 to March 2020. Dr. Castelein received his M.D. from the University of California, San Francisco and his A.B. in Biology from Harvard University. We believe that Dr. Castelein is qualified to serve as a director based on his industry experience and service on multiple company boards.

Anupam Dalal, M.D., Director

Dr. Dalal has served on Aerpio’s board of directors since November 2011. Since August 2016, Dr. Dalal has been working at Acuta Capital. From 2006 to 2016, Dr. Dalal was the Managing Director of Kearny Venture Partners. He was a Founder and Managing Member of KVP Capital. He served as a director of Akebia Therapeutics from 2008 to 2016. Dr. Dalal received an M.D. from the University of California in San Francisco with honors; an M.B.A., with distinction, from Harvard Business School; and a B.A. in Economics, Phi Beta Kappa and highest honors, from the University of California at Berkeley. We believe that Dr. Dalal is qualified to serve as a director based on his industry experience.

Behzad Aghazadeh, Ph.D., Director

Dr. Aghazadeh currently is the Managing Partner and Portfolio Manager of Avoro, a global life sciences investment firm with a focus on supporting emerging biotechnology companies, which he joined in July 2011. From March 2017 to October 2020, Dr. Aghazadeh served as Executive Chairman of the board of directors of Immunomedics, Inc., a public biopharmaceutical company (now a subsidiary of Gilead Sciences, Inc.). Dr. Aghazadeh additionally serves on the board of directors of Scribe Therapeutics Inc., a private molecular engineering company developing advanced technologies for CRISPR-based genetic medicine. We believe that Dr. Aghazadeh is qualified to serve as a director based on his more than 20 years of experience in the biopharmaceutical industry, including more than 15 years as an institutional investor and previously six years at Booz Allen as a general management consultant to senior executive teams in the healthcare sector.

Richard Maroun, Director

Mr. Maroun has served on Aadi’s board of directors since February 2017. Since June 2014, Mr. Maroun has served as Partner, General Counsel at Frazier Healthcare Partners, a private equity and venture capital firm. Prior to joining Frazier, Mr. Maroun was Senior Vice President and General Counsel of Aptalis Pharma US, Inc. from 2012 through February 2014. Previously, Mr. Maroun has served in numerous senior executive roles for APP Pharmaceuticals, Inc., a fully-integrated pharmaceutical company, including as Executive Vice President, Chief Administrative Officer, General Counsel, and Business Development Officer. Mr. Maroun has also previously held senior positions with Abraxis Bioscience, Inc., a biotechnology company, and American BioScience, Inc., a company involved in the research and development of novel drug compounds. Prior to joining American BioScience, Mr. Maroun was a Director of Merrill Lynch, Pierce, Fenner & Smith, and before that he was a Senior Tax Manager of Deloitte & Touche LLP. In May 2021, Mr. Maroun has been nominated to serve as a member of the board of directors of Lazard Healthcare Acquisition Corp. I, a newly organized blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Mr. Maroun also currently serves as a board member or advisor of several privately-held companies funded by Frazier Healthcare Partners, including Community Care Health Network, LLC, Parata Systems, Inc., Orthotic Holdings, Inc., and AppianRx, and was previously a member of the board of directors of Organovo Holdings, Inc., a publicly traded biotechnology company, from August 2016 to July 2020. Mr. Maroun holds a LL.M. in Taxation from Boston University School of Law, a J.D. from Santa Clara University School of Law, and a B.S. degree in economics from John Carroll University. We believe Mr. Maroun is qualified to serve as a director based on his extensive leadership experience in the life sciences industry, his experience in mergers, acquisitions, and finance, and his legal and accounting expertise.

Karin Hehenberger, M.D., Ph.D., Director

Dr. Hehenberger has served as Chief Executive Officer of Lyfebulb, Inc., a patient engagement platform, since January 2014. From 2011 to 2013, Dr. Hehenberger served in various roles at Coronado Biosciences, Inc. (now Fortress Biotech, Inc.), including Senior Vice President of Scientific Affairs and, most recently, Chief Medical Officer. Dr. Hehenberger has previously served in several management positions including as Vice President, Metabolics Strategy and Business Development at Johnson & Johnson, and Senior Vice President Strategic Alliances at Juvenile Diabetes Research Foundation (referred to as “JDRF”), a nonprofit funder of type 1 diabetes research. Dr. Hehenberger previously served as Senior Director of Scientific Communications at Eyetech Pharmaceuticals, Inc., a biopharmaceutical company, and Senior Investment Director and Partner at Scandinavian Life Science Venture. Dr. Hehenberger serves on the board of directors of the American Diabetes Association, the Rolf Luft Foundation for Diabetes Research, and Diamyd Medical. Dr. Hehenberger holds a M.D. and Ph.D. from Karolinksa Institute in Stockholm, Sweden. Dr. Hehenberger did her JDRF post-doctoral fellowship at the Joslin Diabetes Center at Harvard Medical School. We believe Dr. Hehenberger is qualified to serve as a director based on her extensive industry knowledge and her medical and life sciences expertise.

Each of the directors and executive officers will enter into the Company’s standard form of indemnification agreement with the Company, the form of which is attached hereto as Exhibit 10.11 and incorporated by reference herein.

2021 Equity Incentive Plan

At the Special Meeting, the Company’s stockholders considered and approved the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan allows the Company to make equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. The Board anticipates that providing such persons with a direct stake in the Company will assure closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, a total of 31,061,767 shares of Common Stock (pre-split shares of Common Stock before the Reverse Stock Split) are initially reserved for issuance pursuant to the 2021 Plan. In addition, the shares reserved for issuance under the 2021 Plan include any shares of Common Stock (i) subject to awards of stock options or other awards granted under the Company’s 2017 Stock Option and Incentive Plan (the “2017 Plan”) and the Company’s 2011 Equity Incentive Plan (the “2011 Plan,” and collectively with the 2017 Plan, the “Prior Plans”) that expire or otherwise terminate without having been exercised in full and shares of Common Stock granted under the Prior Plans that are forfeited or repurchased by the Company and (ii) any shares of Common Stock subject to stock options or similar awards granted under the Aadi Plan that were assumed in the Merger (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to this sentence is 11,462,311 shares (pre-split shares of Common Stock before the Reverse Stock Split)). The number of shares available for issuance under the 2021 Plan also will include an annual increase, or the evergreen feature, on the first day of each of the Company’s fiscal years, beginning with the Company’s fiscal year 2022, equal to the least of:

•	31,061,767 shares of Common Stock (pre-split shares of Common Stock before the Reverse Stock Split);

•	a number of shares equal to 4% of the outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year; or

•	such number of shares as the Board or its designated committee may determine.

Shares issuable under the 2021 Plan will be authorized, but unissued, or reacquired shares of Common Stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the combined company due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2021 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). Shares that have actually been issued under the 2021 Plan will not be returned to the 2021 Plan except if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares, or performance units are repurchased by or forfeited to the Company, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2021 Plan.

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2021 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2021 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in the 2021 Plan.

The 2021 Plan provides that in the event of a merger or change in control, as defined under the 2021 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly. If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period. For awards granted to an outside director, in the event of a change in control, the outside director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and, for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

A more complete summary of the terms of the 2021 Plan is set forth in the Proxy Statement in the section titled “Proposal 3: Approval of the Equity Incentive Award Plan” beginning on page 184 of the Proxy Statement. That summary and the foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 Plan and form of stock option grant notice, which is attached hereto as Exhibits 10.6 and 10.7 respectively, hereto and are incorporated herein by reference.

2021 Employee Stock Purchase Plan

At the Special Meeting, the Company’s stockholders considered and approved the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). An aggregate of 4,659,265 shares of Common Stock (pre-split shares of Common Stock before the Reverse Stock Split) will be reserved and available for issuance under the 2021 ESPP. The number of shares of Common Stock available for issuance under the 2021 ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the least of (i) 4,659,265 shares of Common Stock (pre-split shares of Common Stock before the Reverse Stock Split), (ii) one percent (1%) of the outstanding shares of all classes of Common Stock on the last day of the immediately preceding fiscal year, or (iii) an amount to be determined by the administrator. Shares of Common Stock issuable under the 2021 ESPP will be authorized, but unissued, or reacquired shares of Common Stock. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the 2021 ESPP will be appropriately adjusted.

A more complete summary of the terms of the 2021 ESPP is set forth in the Proxy Statement in the section titled “Proposal 4: Approval of the Employee Stock Purchase Plan” beginning on page 192 of the Proxy Statement. That summary and the foregoing description of the 2021 ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 ESPP, which is attached as Exhibit 10.8 hereto and is incorporated herein by reference.

Amended and Restated 2014 Equity Incentive Plan

Pursuant to the Merger, the Company assumed the Aadi Plan and all of the stock options issued and outstanding under the Aadi Plan. From and after the Effective Time, each Aadi option assumed by the Company may be exercised solely for such number of shares of Common Stock of the Company as is determined by multiplying the number of shares of Aadi common stock that were subject to such Aadi option, as in effect immediately prior to the Effective Time by the Exchange Ratio, and rounding that number down to the nearest whole number of shares of Common Stock of the Company. The per share exercise price of the converted option will be determined by dividing the per share exercise price of Aadi common stock subject to such Aadi option, as in effect immediately prior to the Effective Time by the Exchange Ratio, and rounding that number up to the nearest whole cent.

The Aadi Plan was initially adopted in December 2014 and was amended and restated upon approval by the board of directors of Aadi in February 2017 and approved by the Aadi stockholders in February 2017. No new awards will be granted under the Aadi Plan as a result of the approval and adoption of the 2021 Plan.

The Company is obligated pursuant to the Merger Agreement to file a registration statement on Form S-8 to register the shares of Common Stock of the Company issuable upon exercise of such stock options as soon as reasonably practicable and promptly after the Effective Time.

The description of the Aadi Plan included herein is not complete and is subject to and qualified in its entirety by reference to the Aadi Plan and form of stock option grant notice, which are attached as Exhibits 10.9 and 10.10 hereto, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the Merger, the Board adopted amended and restated bylaws (the “A&R Bylaws”), effective August 26, 2021. The A&R Bylaws superseded the Company’s existing amended and restated bylaws previously adopted by the Board (the “Pre-Merger Bylaws”). The foregoing description of the A&R Bylaws is not complete and is subject to and qualified in its entirety by reference to the A&R Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Commencing on August 27, 2021, the Company expects the trading symbol for its Common Stock, which is currently listed on Nasdaq, to change from “ARPO” to “AADI.” The change in trading symbol is related solely to the Name Change.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Board adopted a new code of business conduct and ethics (the “Code of Conduct”). The Code of Conduct superseded the Company’s existing code of business conduct and ethics previously adopted by the Board (the “Pre-Merger Code”). The Code of Conduct applies to all directors, officers, employees and consultants of the Company.

The provisions of the Code of Conduct are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve clarity as to how to address ethical issues that may arise. As compared to the Pre-Merger Code, the Code of Conduct includes additional provisions relating to the Company’s status as an equal opportunity employer, environmental, health and safety and personal and professional conflicts of interest. The newly adopted Code of Conduct did not result in any explicit or implicit waiver of any provision of the Pre-Merger Code. The foregoing description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 7.01. Regulation FD.

A copy of a slide presentation that the Company intends to present to investors is attached to as Exhibit 99.1 hereto and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Item 8.01. Other Events.

On August 26, 2021, the Company issued a press release announcing the completion of the Merger and the PIPE Financing. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Aadi required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 16, 2021, by and between Aerpio Pharmaceuticals, Inc., Aadi Bioscience, Inc. and Aspen Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-38560) filed May 17, 2021

3.1	Amended and Restated Certificate of Incorporation of the Company, filed August 26, 2021 (filed herewith)

3.2	Amended and Restated Bylaws of the Company, as currently in effect (filed herewith)

10.1	Contingent Value Rights Agreement dated August 26, 2021, by and between Aerpio Pharmaceuticals, Inc., Cheryl Cohen, as Holder Representative, and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed herewith)

10.2	Subscription Agreement, dated May 16, 2021, by and between Aerpio Pharmaceuticals, Inc. and each purchaser identified on Exhibit A thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-38560) filed May 17, 2021

10.3	Registration Rights Agreement, dated August 26, 2021, by and between Aadi Bioscience, Inc. (formerly known as Aerpio Pharmaceuticals, Inc.) and certain purchasers listed therein

10.4	Amended and Restated Employment Agreement, dated August 26, 2021, by and between Aadi Bioscience, Inc. and Neil Desai, Ph.D. (filed herewith)

10.5	Consulting Agreement, dated July 20, 2021, by and between Aadi Bioscience, Inc. and Danforth Advisors, LLC (filed herewith)(1)

10.6	Aadi Bioscience, Inc. 2021 Equity Incentive Plan (filed herewith)

10.7	Form of Stock Option Agreement under the Aadi Bioscience, Inc. 2021 Equity Incentive Plan (filed herewith)

10.8	2021 Employee Stock Purchase Plan (filed herewith)

10.9	Aadi Bioscience, Inc. 2014 Equity Incentive Plan (filed herewith)

10.10	Form of Stock Option Agreement under the Aadi Bioscience, Inc. 2014 Equity Incentive Plan (filed herewith)

10.11	Form of Indemnification Agreement between Aadi Bioscience, Inc. and each of its directors and executive officers (filed herewith).

14.1	Code of Conduct (filed herewith)

99.1	Aadi Biosciences, Inc. Corporate Presentation (filed herewith)

99.2	Press Release, dated August 26, 2021 (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)

The Company has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2021

/s/ Neil Desai, Ph.D.
Neil Desai, Ph.D.
President and Chief Executive Officer